Exhibit 10.9

COMMERCIAL LEASE
(Net Lease 111)

PARTIES	A.	PARTIES:

THIS LEASE made and entered into this 7th day of December 2023, by and between GREENLEAF INVESTMENT PARTNERS L091, LLC, hereinafter called “Landlord”, and ELAUWIT CONNECTION, INC., a Delaware Corporation, hereinafter called “Tenant”.

WITNESSETH

In consideration of the covenants and agreements of the respective parties herein contained, the parties hereto, for themselves, their heirs, successors, distributees, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

PREMISES	B.	DEMISED PREMISES:

Landlord by these presents does hereby demise and let unto Tenant, and Tenant hereby leases and hires from Landlord, all those certain premises, together with the buildings and other improvements thereon, for the term and upon the rental and the covenants and agreements of the respective parties herein set forth. Said premises are situate, lying and being in the State of South Carolina, County of Richland, City of Columbia, (hereinafter the “Demised Premises”), and more fully described as follows:

Approximately 1,750 square feet in Suite 130 at 1700 Alta Vista Dr. Columbia, SC 29223

TERM	C.	TERM AND DELIVERY OF PREMISES:

The initial term of this lease shall commence on the 1” day of January, 2023, (the commencement date) and shall end at noon on the 31st day of December, 2023.

The lease term shall automatically renew on a month-to-month basis under the terms and conditions hereof except rent which shall be one and one half times the prior month’s rent, unless notice is given by either party thirty (30) days prior to the expiration of this term.

RENT	D.	RENT:

1.	Rent: Tenant covenants and agrees to pay as rental to Landlord the annual sum beginning January 1, 2023 based on the following structure:

Term Period	Annually	Monthly
1/1 2023 — 12/31/2023	$14,000.04	$1,166.67

2.	Additional Rent: “Additional Rent” shall mean and be deemed to include all sums other than the Rent payable by Tenant to Landlord under this Lease, including, but without limitation, payments with respect to Real Estate Taxes, payments with respect to Operating Expenses, Late Fees, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

3.	Late Fee: In the event Tenant shall fail to pay each rental on the due date, a late charge of Five (5%) percent of the monthly rental, compounded monthly with a minimum of Twenty Five and No/100 ($25.00) Dollars per month, shall be added to the rental and paid to Landlord for each such late payment, and the same shall be treated as additional rent.

E.	COVENANTS AND CONDITIONS OF LEASE:

This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

1.	Late Delivery Clause: It is further agreed and understood that if Landlord is unable to deliver possession of the demised premises to the Tenant at the commencement of the term of this Lease because of the retention of possession thereof by other parties than Landlord, or because Landlord is unable to get the demised premises ready for occupancy by Tenant, if such is required of Landlord hereunder, then Landlord shall not be liable to Tenant for damages and this Lease shall not terminate, provided however, that Tenant shall have no obligation to pay hereunder until possession of the Demised Premises is delivered to Tenant. Landlord shall use all reasonable diligence to deliver possession of the Demised Premises to Tenant at the commencement of the within term.

2.	It is anticipated that possession may be had on January 1st, 2023, however, if for any reason Landlord fails to give possession of the Demised Premises on that date, then this Lease and payment of rent will commence as of the day possession is given with the further understanding that possession must be had by January 15th, 2023, or Tenant may terminate this Lease by written notice prior to the Landlord tendering possession of the Demised Premises to the Tenant. If the term of this Lease shall commence on a day other than the first day of a calendar month, rental shall be paid for the portion of the month in proportion to the monthly rental rates as herein provided and the term provided for in this Lease shall be extended so as to cause the expiration of the term to be on the last day of the last month of the term.

3.	Authorized Use: Tenant agrees not to abandon or vacate the Demised Premises and shall use the Demised premises for the following purpose, and for no other purpose whatsoever, without the written consent of Landlord at Landlord’s sole discretion first had and obtained:

The Premises will be used for the business, day to day operations, and storage for hardware supplies.

Tenant shall use and occupy the Demised Premises in a careful, safe, and proper manner and shall keep the Demised Premises in a clean and safe condition in accordance with this lease and State, Federal, and local laws, ordinances, and regulations.

Tenant will not permit or suffer anything to be done nor keep anything in or about the Demised Premises which would render the insurance thereon void or voidable or cause cancellation. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the Demised Premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease, nor will Tenant allow anything to be stored that will create any problem or controversy by SCDHEC Agency. If Tenant does store goods that are or become controversial, Tenant will clean Demised Premises to the satisfaction of an environmental engineer so that a clean letter can be issued by said engineer.

Tenant shall not use or permit the use of the Premises in a manner that: (1) creates damage waste, or nuisance; (2) that is unlawful [(including, without limitation, any manner that is lawful under South Carolina law but unlawful under federal law)]; that emits any objectionable odors, sounds or vibrations, or allows any pests, insects, or vermin; that overloads the floors or impairs the structural soundness of the Premises; or in any other manner prohibited as provided throughout this Lease.

4.	Insurance:

(a)	Landlord agrees to keep the premises fully insured (appraised value) against all perils covered under a normal fire and extended coverage insurance policy including loss of rents; however, Tenant shall, upon demand, reimburse Landlord for the cost of the premium for such insurance policy. Such payment shall be made by Tenant to Landlord not later than thirty (30) days following the date which Landlord notifies Tenant in writing.

(b)	If the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes and other causes beyond Landlord’s control. If such damage or destruction shall render the premises untenantable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e.: expenditure of fifty {50%} percent or more of the replacement cost) of the building or buildings on the Demised Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

(c)	Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the leased premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Willful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver. Landlord shall cause each policy carried by Landlord insuring against loss, damage or destruction by fire or other casualty and Tenant shall cause each insurance policy carried by Tenant insuring against loss, damage or destruction by fire or other casualty to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant and no party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage.

(d)	Commercial general liability insurance in a form approved in the Building State (including broad form property damage coverages). The limits of liability shall not be less than Two Million Dollars ($2,000,000.00) per occurrence, which amount may be satisfied with a primary commercial general liability policy of not less than One Million Dollars ($1,000,000.00) and an excess (or “Umbrella”) liability policy affording coverage, at least as broad as that afforded by the primary commercial general liability policy, in an amount not less than One Million Dollars ($1,000,000.00). Landlord, the property manager and any mortgagees shall be included as additional insureds in said policies and shall be protected against all liability arising in connection with this Lease. All said policies of insurance shall be written as “occurrence” policies. Whenever, in Landlord’s reasonable judgment, good business practice and changing conditions indicate a need for additional amounts or different types of insurance coverage, Tenant shall, within ten (10) days after Landlord’s request, obtain such insurance coverage, at Tenant’s expense. Tenant agrees to indemnify and hold Landlord harmless of and from any and all claims of any kind or nature arising from Tenant’s use of the Demised Premises during the term hereof, and Tenant hereby waives all claims against Landlord for damage to goods, wares, or merchandise or for injury to persons in and upon the premises from any cause whatsoever, except such as might result from the negligence of Landlord or Landlord’s representatives or from failure of Landlord to perform its obligation hereunder within a reasonable time after notice in writing by Tenant requiring such performance by Landlord.

(e)	Tenant will not permit said Demised Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the leased premises, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of the same general type as those covered by this Lease.

Such insurance may, at Tenant’s election, be carried under any general blanket coverage of Tenant. A renewal policy shall be procured not less than thirty (30) days prior to the expiration of any policy. Each original policy or a certified copy thereof, or a satisfactory certificate of the insurer evidencing insurance carried with proof of payment of the premium shall be deposited with Landlord. Tenant shall have the right to settle and adjust all liability claims and all claims against the insuring companies, but without subjecting Landlord to any liability or obligation.

5.	Permits: Tenant shall, at its own cost and expense, secure and maintain throughout the duration of the Lease, all necessary licenses and permits from such Authorities as shall be necessary for, or incidental to, the conduct of its business in the Premises and shall comply with all laws relating to the operation of its business. Landlord does not covenant, warrant, or make any representation that any particular license or permit that may be required in connection with the operation of Tenant’s business will be granted, or if granted, will be continued in effect or renewed, and any failure to obtain, maintain, or renew such license or permit, or its revocation after issuance, shall not affect Tenant’s obligations under this Lease.

6.	Condition of the Demised Premises: Tenant has inspected and accepts the Demised Premises in the same condition they are in at the time of commencement of the term of this Lease. Tenant will at its cost and expense make any alterations and improvements in or to the Demised Premises which may be required by reason of any Federal, State, or local law, ordinance, or regulation.

7.	Repair and Care of Building by Tenant: Tenant shall, throughout the initial term of this lease and any renewals and options thereof, at its own expense, maintain in good order and repair the leased premises, including the building and other improvements located thereon, except those repairs expressly required to be made by Landlord. Those Landlord repairs include: Landlord shall be responsible for structural elements and exterior surfaces of the Premises including roof and roof coverings, insulation, walls, and concrete slab at Landlord’s expense. Such repairs by Tenant shall include as applicable but not limited to, repairs to electrical and plumbing systems and fixtures, air-conditioning, heating and ventilation equipment systems (as outlined herein) loading doors, paved parking areas and drives, mowing of grass and care of shrubs. In the event the property is occupied by more than one tenant, costs for all care of common areas will be pro-rated among tenants based on square footage leased and or occupied. Tenant shall at its expense contract with a reputable firm for periodic servicing of the heating, air-conditioning and ventilation systems as recommended by the manufacturer of such equipment and shall keep on file with Landlord or its agent a copy of said contract or other substantial proof of such servicing. Tenant shall be responsible for all repairs to heating, air-conditioning, and ventilating equipment including parts and labor, repair to major components, and replacement of major components. Tenant shall not be responsible for more than $500 in maintenance repairs per occurrence. Tenant is not to exceed $1,000 annually in HVAC maintenance repairs. Tenant shall also maintain pest control (including termite) inspection and treatment of the premises as required. Tenant agrees to return said premises to Landlord at the expiration or prior termination of this lease in as good condition and repair as when received, natural wear and tear, damage by storm, fire lightning, or other natural casualty excepted.

8.	Landlord’s Right to Inspect: Landlord gives to Tenant exclusive control of the premises and shall be under no obligation to repair, replace or maintain the premises or any part thereof, but reserves the right to inspect the premises during reasonable business hours and may subsequently require Tenant, by written notice, to make any such repairs necessary, and in a good workmanship like manner, for proper and reasonable upkeep of the premises as agreed in Paragraphs 4 and 5 of this Lease. If said required work is not completed within thirty (30) days of said notice, Landlord may contract with any firm of his choice and have said work completed, the cost of which will be considered as additional rent and will be billed to Tenant and payable immediately.

9.	Alteration of Demised Premises and Installation of Fixtures and Other Appurtenances: Tenant may, with consent of Landlord, at Landlord’s sole discretion, but at Tenant’s own cost and expense in a good, workmanlike manner and in accordance with applicable laws and building codes, make such alterations and repairs in the Demised Premises as Tenant may require for the conduct of its business without, however, materially altering the basic character of the Demised premises, or weakening any structure on the Demised Premises. Tenant shall have the right, without the permission of Landlord, to erect, at Tenant’s sole cost and expense, such temporary partitions, including office partitions, as may be necessary to facilitate the handling of Tenant’s business and to install electrical fixtures, additional lights and wiring and other trade appliances. Any alterations or improvements to the Demised Premises, including but not limited to partitions, all electrical fixtures, lights and wiring, shall at the option of Landlord, become the property of Landlord, at the expiration or sooner termination of this Lease. Should Landlord request Tenant to remove all or any part of the above-mentioned items, Tenant shall do so prior to the expiration of this Lease and repair the premises as described below. Temporary shelves, bins and machinery installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time; provided, however, that all covenants, including rent, due hereunder to Landlord shall have been complied with and paid. At the expiration or sooner termination of this Lease, or any renewals or extensions thereof, Tenant shall remove said shelves, bins and machinery, and repair, in good and workmanlike manner, all damage done to the Demised Premises by such removal. Tenant shall not exercise the right and privilege granted by this Paragraph 7 in such a manner as to damage or affect the structural qualities of the Demised Premises or the buildings, of which it is a part, if applicable. Before any work is begun, Tenant agrees to furnish Landlord with holdharmless agreements from all contractors protecting against mechanics liens.

10.	Payment of Taxes and Other Assessments: Landlord shall pay annually all real estate taxes on the described premises. However, Tenant shall upon demand, reimburse Landlord for all taxes and other assessments assessed or levied against the premises. Such payment shall be made by Tenant to Landlord not later than thirty (30) days following the date on which Landlord provides Tenant with written evidence of such taxes or assessments. If the final year of the Lease Term fails to coincide with the tax year, then any tax during which term ends shall be reduced by the pro-rata part of such tax beyond the Lease Term. For the purpose of this covenant, it is agreed that the Premises hereunder contain 1,750 square feet and the total area contains 40,375 square feet. Tenant’s Pro-Rata Share is (4.33%) percent. The taxes, CAM (common area maintenance) and building insurance expenses are estimated at $2.00 per square foot for 2023. These expenses are reassessed and adjusted annually. Tenant a shall pay in monthly installments along with Rent. Water is included within the CAM prorated number.

11.	In the event that any documentary stamp tax, or tax levied on the rental, leasing or letting of the premises whether local, state, or federal, is required to be paid due to the execution hereof, the cost thereof shall be borne by the Tenant.

12.	Subordination of Lease: Tenant’s rights under this Lease shall remain subordinate to any bona fide mortgage or deed to secure debt which is now, or may hereafter be placed, upon the Demised Premises by Landlord. Tenant shall, if requested, execute and deliver a subordination agreement.

13.	Condemnation: If the whole of the Demised Premises shall be taken by any public authority under the power of eminent domain, this Lease shall terminate as of the day possession shall be taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that date with an appropriate refund by Landlord of such amounts thereof as shall have been paid in advance for a period subsequent to the date of the taking. If twenty-five (25°AI) percent or less of the gross leasable area of the Demised Premises shall be taken, this Lease shall terminate only with respect to the part so taken as of the day possession shall be taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that day within appropriate refund by Landlord of such rents as may have been paid in advance for a period subsequent to the date of the taking, and thereafter, the rent shall be equitably adjusted, and Landlord shall at its expense make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remainder of the Demised Premises a complete architectural unit. If more than twenty-five (25%) percent of the gross leasable area of the demised premises shall be so taken, then this Lease shall terminate with respect to the part so taken from the date possession shall be so taken by such public authority, and Tenant shall pay all rental and other sums due hereunder up to that date with an appropriate refund by Landlord of such amounts thereof as may have been paid in advance for a period subsequent to the date of taking, and either party shall have the right to terminate this Lease upon notice in writing within sixty (60) days after taking of possession. In the event that Tenant remains in possession, and if Landlord does not so terminate, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining demised premises a complete architectural unit. In the event Landlord is obligated to restore the demised premises to a complete architectural unit, as above provided, such work shall not exceed the scope of work to be done by Landlord in constructing the demised premises, nor shall Landlord be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the demised premises so taken, less any amount paid to Landlord’s mortgagee from such award. The entire compensation award, including but not limited to, all damages or compensation for diminution in value of the leasehold, reversion, and fee, shall belong to the Landlord. Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant’s own right on account of damage to Tenant’s business by reason of the taking and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, improvements and equipment.

14.	Erection and Removal of Signs: Tenant may place suitable signs on demised premises for the purpose of indicating the nature of the business carried on by Tenant in said demised premises; provided, however, that such signs shall be in keeping with other signs in the district where the demised premises are located. Tenant agrees to exonerate, save harmless, protect and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions and all costs and expenses including attorney’s fees, in connection therewith, arising from any damage or injury to persons or property caused by an erection and maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which Tenant is required to furnish. The location, design, size and construction of such signs shall be approved by Landlord at Landlord’s sole discretion, prior to the erection, and shall not damage the demised premises in any manner. At the termination of this Lease, Landlord may require that Tenant remove its signs, and any damage to the demised premises caused by removal shall be promptly repaired by Tenant at Tenant’s own cost and expense.

15.	Glass Breakage and Vandalism: Tenant agrees to immediately replace broken or damaged glass with glass of comparable quality and characteristics which meet appropriate agency building code requirements, excepting breakage covered under Landlord’s normal fire and extended coverage insurance policy. Tenant shall make any repairs or replacements caused by vandalism to the demised premises or any part thereof, if said damage is not covered by Landlord’s insurance.

16.	Right of Entry by Landlord: Tenant at any time during this Lease term shall permit inspection of the demised premises during reasonable business hours by Landlord or Landlord’s agents or representatives for the purpose of ascertaining the condition of the demised premises, to exhibit the same to prospective purchasers, mortgagees, and tenants, and in order that Landlord may make such repairs as may be required to be made by Landlord under the terms of this Lease and/or to adjacent areas. Sixty (60) days prior to the expiration of this Lease, Landlord may post suitable notice on the demised premises that the same are “For Rent”, which notice shall not be removed. obliterated, or hidden by Tenant. Landlord may not, however, thereby unnecessarily interfere with the use of demised premises by Tenant. The exercise of such right of entry shall not be deemed an eviction or disturbance of Tenant nor will Tenant be allowed any abatement of rent for inconvenience caused thereby.

17.	Payment of Utilities: Tenant shall contract for and pay all charges for ~~water, storm water,~~ gas, electricity and other public utilities used on the demised premises, including all replacement of light bulbs, tubes, ballasts, and starters. Landlord may pay any delinquent bills incurred by Tenant during the lease term which bills may create a lien on the demised premises and shall upon demand be immediately reimbursed by Tenant. Said payments shall be treated as additional rental even though the lease term may have expired.

18.	Assignment and Subletting: Tenant will have the right to sublet or assign all the Premises at any time with Landlord’s prior consent, not to be unreasonably withheld or delayed. Tenant may sublease or assign all or part of the Premises to any affiliate or successor by way of merger, acquisition, or similar transaction with Landlord’s consent. Should Landlord consent to an assignment of the Lease, Landlord may require the simultaneous execution of a personal guaranty(s) by a person and/or entity selected at the discretion of the Landlord.

19.	Damage or Destruction: If the building on the demised premises, or any part thereof, shall be damaged or destroyed by fire or other casualty, Landlord shall promptly repair all such damage and restore the said demised premises without expense to Tenant, subject to delays due to adjustment of insurance claims, strikes, and other causes beyond Landlord’s control. If such damage or destruction shall render the said building untenable in whole or in part, the rent shall be abated wholly or proportionately as the case may be until the damage shall be repaired and the demised premises restored. If the damage or destruction shall be so extensive as to require the substantial rebuilding (i.e., expenditure of fifty percent (50%) or more of the replacement cost) of the said demised premises, or the damage is due to a peril not covered by Landlord’s insurance, or the damage occurs within the last three (3) years of the term of this Lease, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction. In no event shall Landlord be required to repair or replace Tenant’s stock-in-trade, trade fixtures, furniture, furnishings, special equipment, or other items of construction and personal property, nor to expend a sum to restore the demised premises in excess of that received by the Landlord from insurance proceeds, less any amount paid to Landlord’s mortgagee from such insurance proceeds.

Landlord and Tenant hereby release each other from liability for loss or damage occurring on or to the demised premises or the premises of which they are a part or to the contents of either thereof, caused by fire or other hazards ordinarily covered by fire or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Wilful misconduct lawfully attributable to either party, whether in whole or in part a contributing cause of the casualty giving rise to the loss or damage, shall not be excused under the foregoing release and waiver.

20.	Surrender of Demised Premises: Tenant agrees to deliver all keys and to surrender the demised premises at the expiration, or sooner termination, of this Lease, or any extension or renewal thereof, broom-clean in the same condition as when said demised premises were delivered to Tenant, or as altered, pursuant to the provisions of this Lease, ordinary wear, tear and damage by the elements excepted, and Tenant shall remove all of its property. Tenant agrees to pay a reasonable cleaning charge should it be necessary for Landlord to restore or cause to be restored the demised premises to the same condition as when said demised premises were delivered to Tenant.

21.	Holdover: Should Tenant or any party claiming under Tenant remain in possession of the demised premises or any part thereof after the expiration of the term of this Lease, such holding over shall, unless otherwise agreed in writing, constitute a month-to-month tenancy only, subject to all of the terms and conditions hereof, and Tenant shall pay as monthly rental an amount equal to one and one half times the rent to be paid for the last month of the term hereof. Tenant agrees to give Landlord thirty (30) days prior written notice of intent to vacate premises.

22.	Quiet Enjoyment: If and so long as Tenant pays the rents reserved by this Lease and performs and observes all the covenants and provisions hereof, Tenant shall enjoy the demised premises, subject, however, to the terms of this Lease, without any manner of let or hindrance from Landlord or any person or persons lawfully claiming the demised premises.

23.	Waiver of Covenants: No waiver of any condition or legal right or remedy shall be implied by the failure of the Landlord to declare a forfeiture, or for any other reason and no waiver of any conditions or covenants shall be valid unless it be in writing signed by Landlord. No waiver of any condition shall be claimed or pleaded to excuse a future breach of the same condition or covenant.

24.	Default by Tenant: This Lease is made upon the condition that the Tenant shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events or default shall occur, to wit:

(a)	Any installments of rent, additional rent, taxes, or any other sums required to be paid by Tenant hereunder, or any part thereof, shall at any time be in arrears and unpaid for five (5) days after written demand therefor, or

(b)	There be any default on the part of Tenant in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Tenant to be kept and performed, and said default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant (unless such default cannot reasonably be cured within fifteen (15) days and Tenant shall have commenced to cure said default within said fifteen (15) days and continues diligently to pursue the curing of same), or

(c)	Tenant shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or

(d)	Any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the demised premises shall be appointed in any action, suit or proceeding by or against Tenant and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or

(e)	The Leasehold estate hereby created shall be taken on execution or by other process of law, or

(f)	Tenant shall admit in writing its inability to pay its obligations generally as they become due, or

(g)	Tenant shall vacate or abandon the demised premises, then and in any of said cases, Landlord at its option may terminate this Lease and re-enter upon the demised premises and take possession thereof with full right to sue for and collect all sums or amounts with respect to which Tenant may then be in default and accrued up to the time of such entry, including damages to Landlord by reason of any breach or default on the part of Tenant, or Landlord may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the demised premises or voiding this Lease.

(h)	Should Tenant fail to cure the Default within the allotted fifteen (15) days, as provided in this Lease, Landlord may immediately demand all arrearages of Rent and all other sums due and owing by Tenant to Landlord. Landlord may also demand a final settlement and may accelerate all future Rent and other future monetary obligations owed under the remainder of the Lease.

In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to Landlord by law or in equity, Landlord shall also have the right and option, in the event of any default by Tenant under this Lease and the continuance of such default after the period of notice above provided, to retake possession of the demised premises from Tenant without process of law, by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Landlord in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the demised premises, shall not be construed as an election to terminate this Lease unless Landlord expressly exercises its option hereinabove provided to declare the term hereof ended, whether or not such entry or re-entry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Tenant from any of its obligations and liabilities for the remainder of the term of this Lease, and Tenant shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the rents and the performance of the other covenants and conditions hereof and shall pay to Landlord all monthly deficits after such re-entry in monthly installments as the amounts of such deficits from time to time are ascertained and, in the event of any such ouster, Landlord rents or leases the demised premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease co-extensive with the term created hereunder which is less than the rent and other charges which Tenant would pay hereunder for such period. Landlord may immediately upon the making of such new lease or the creation of such new tenancy sue for and recover the differences between the aggregate rental provided for in said new lease for the portion of the term co-extensive with the term created hereunder and the rent which Tenant would pay hereunder for such period, together with any expense to which Landlord may be put for brokerage commission, placing the demised premises in tenantable condition or otherwise. If such new lease or tenancy is made for shorter term than the balance of the term of this Lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this Lease.

If Tenant at any time shall fail to pay any taxes, assessments, or liens, or to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the rate of eighteen percent (1 8%) per annum from the date of payment or incurring thereof by Landlord and shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. All other sums payable by Tenant to Landlord under this Lease, if not paid when due, shall accrue interest at the rate of eighteen percent (18%) per annum from their due date until paid, said interest to be so much additional rent under this Lease and shall be paid to Landlord by Tenant upon demand.

25.	Costs and Attorney Fees: The Tenant agrees and covenants to pay all costs and expenses, including reasonable attorney fees, incurred by the Landlord in the enforcement of any covenant or agreement contained in this Lease, including the pursuit of a collection action should Tenant default on the Lease.

26.	Failure to Perform Covenant: Any failure on the part of either party to this Lease to perform any obligation hereunder, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any other similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues, save and except that the provisions of this paragraph shall not excuse a non-payment of rent or other sums due hereunder on its due date.

27.	Rights of Successors and Assigns: The covenants and agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, successors, distributees, executors, administrators, legal representatives, assigns and upon their respective successors, in interest, except as expressly otherwise hereinbefore provided. No assignment or subletting by, from, through, or under Tenant, not in strict compliance with the provisions of this Lease shall vest in the assignee or subtenant any right, title, or interest whatever in the Lease or in the demised premises.

28.	Liens: Tenant will not permit to be created nor to remain undischarged any lien, encumbrance, or charge (arising out of any work of any contractor, mechanic, laborer, or materialman or any mortgage, conditional sale, security agreement or otherwise) which might be or become a lien or encumbrance or charge upon the demised premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, right and interest of Landlord in the demised premises or any part thereof might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant’s contractor to work on the demised premises shall be filed against the demised premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs, attorney’s fees and allowances. Any amount so paid by Landlord and all costs and expenses, including attorney’s fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord’s making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

29.	Construction of Lease: The word “Landlord” as used herein shall refer to the individual, individuals, partnership or corporation called “Landlord” at the commencement of this Lease, and the word “Tenant” shall likewise refer to the individual, individuals, partnership, or corporation called “Tenant”. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires.

30.	Paragraph Headings: The paragraph headings as to the contents of particular paragraphs herein, are inserted only for convenience and are in no way to be construed as part of such paragraph or as a limitation on the scope of the particular paragraph to which they refer.

31.	Commissions: Landlord acknowledges the service of Wilson/Kibler, Inc. as Real Estate Broker in procurement of this Lease and all extensions and renewals and expansions, and in consideration of thereof, does hereby agree to pay said broker for services rendered, commissions on the rental of the demised premises in accordance with their separate agreement. Landlord acknowledges that such agreement shall be binding on its heirs, representatives, successors, and assigns and will follow the land.

32.	Notices: It is agreed that the legal address of the parties for all notices required or permitted to be given hereunder, or for all purposes of billing process, correspondence, and any other legal purposes whatsoever, shall be deemed sufficient, if given by a communication in writing by United States mail, postage prepaid and certified, return receipt requested, and addressed as follows:

To the Landlord at the following address: Greenleaf Investment Partners L091, LLC 3081 Holcomb Bridge Road Suite A-2 Norcross, GA 30071

To the Tenant at the following address: 1520 Locust St. Suite 901 Philadelphia, PA 19102 Attn: Taylor Jones 803-386-7109 ### cc: ### cc: ###

Such notice shall be deemed given upon being so mailed. The notice address may be changed from time to time by notice given pursuant hereto.

33.	Security Deposit: As security for the faithful performance by Tenant of all the terms and conditions of this Lease on Tenant’s part to be performed, Tenant has deposited with Landlord the sum of One Thousand Four Hundred Fifty-Eight and 33/100 ($1,458.33) Dollars. Such amount shall be returned to Tenant, without interest, within thirty (30) days after the day set forth for the expiration or sooner termination of the term herein if Tenant has fully and faithfully carried out all of the terms, covenants, and conditions of this Lease on its part to be performed. Landlord shall have the right to apply any part of said deposit to cure any defaults of Tenant, including, but not limited to, damages and payment of rent. The application of said deposit shall be at the sole discretion of Landlord. It is expressly understood that this remedy is in addition to all other remedies vested in Landlord.

In the event of sale of the demised premises or lease of the land on which it stands subject to this Lease, Landlord shall have the right to transfer the security to the purchaser and Landlord and his agent shall be released by Tenant from all liability for the return of such security and Tenant shall look to new Landlord solely for the return of the said security. It is agreed that this provision shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this Lease shall not be mortgaged, assigned, or encumbered by Tenant without the written consent of Landlord. In the event of any authorized assignment of this Lease by Tenant the said security deposit shall be deemed to be held by Landlord as deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security deposit to Tenant.

34.	Entire Agreement: This Lease, and the exhibits attached hereto and any addendums attached hereto and forming a part hereof, if any, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the demised premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the demised premises, or the building or property of which the same are a part, if applicable, except as herein expressly set forth.

35.	Liability of Landlord: In the event of the sale or other transfer of Landlord’s right, title, and interest in the demised premises, Landlord will be released thereby from all liability and obligations hereunder to Tenant.

36.	Accord and Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated or other sums due hereunder will be deemed to be other than on account of the earliest stipulated rent or other sum nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent or other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or sum or pursue any other remedy provided for in this Lease or available at law or in equity.

37.	Relationship of Parties: Nothing herein contained shall be deemed or construed by Landlord or Tenant as creating the relationship of principal and agent or of a partnership or joint venture or as establishing a fiduciary relationship responsibility between the Landlord and Tenant, it being understood and agreed that none of the provisions herein, nor any acts of Landlord or Tenant, will be deemed to create any relationship other than that of Landlord and Tenant.

38.	No Third Party Rights: The rights and obligations arising under this Lease are personal between Landlord and Tenant and such rights and obligations shall not be enforceable by any third party. Furthermore, Tenant recognizes that it has no third party rights arising out of any agreement between Landlord and any party other than Tenant regardless of any benefits accruing to Tenant by virtue of such agreement.

39.	Authority: If Tenant is a corporation, Tenant warrants and represents to Landlord that the execution of this Lease by the person or persons so signing has been authorized by a resolution of Tenant’s Board of Directors or other appropriate corporate action. If Tenant is a partnership, Tenant warrants and represents to Landlord that Tenant’s execution of this Lease by the partner or partners so signing is in accordance with its partnership documents.

40.	Hazardous Waste:

(a)	In General. Tenant shall not use, generate, manufacture, produce, store, transport, treat, dispose of or permit the escape or release on, under, about or from the Demised Premises, or any part thereof, of any Hazardous Materials. As used herein, “Hazardous Materials” means any chemical, compound, material, substance or other matter that: (a) is defined as a hazardous substance, hazardous material or waste, or toxic substance under any Hazardous Materials Law, (b) is regulated, controlled or governed by any Hazardous Materials Law or other applicable law, (c) is petroleum or a petroleum product, or (d) is asbestos, formaldehyde, a radioactive material, drug, bacteria, virus, or other injurious or potentially injurious material (by itself or in combination with other materials). As used herein, “Hazardous Materials Law” means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Demised Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, any other law or legal requirement concerning hazardous or toxic substances, and any amendments to the foregoing. If Tenant’s Permitted Use requires the use and/or storage of any Hazardous Materials on, under or about the Demised Premises, Tenant shall provide written notice to Landlord, prior to final execution of this Lease, of the identity of such materials and Tenant’s proposed plan for the use, storage and disposal thereof; such use, storage and disposal shall be subject to Landlord’s approval, in Landlord’s sole and absolute discretion. If Landlord approves such proposed use, storage and disposal of specific Hazardous Materials, Tenant may use and store upon the Demised Premises only such specifically approved materials and shall comply with any conditions to such approval as Landlord may impose in its sole and absolute discretion. Landlord’s permission hereunder may be withdrawn or modified at any time in Landlord’s sole and absolute discretion. Tenant shall fully and promptly comply with all Hazardous Materials Laws at all times during the Lease Term, and at the expiration or earlier termination of the Lease Term, Tenant shall remove and dispose of all Hazardous Materials affecting the Demised Premises resulting from the use or occupancy thereof by Tenant or its agents, employees, suppliers, contractors, subtenants, successors and assigns. Notwithstanding the foregoing, Landlord consents to Tenant’s above-ground use, storage, transport and off-site disposal of products containing small quantities of Hazardous Materials (e.g., cleaning solutions and materials), provided Tenant shall handle, use, store, transport and dispose of such Hazardous Materials in a safe and lawful manner and in accordance with all applicable manufacturer’s recommendations and shall not allow such Hazardous Materials to contaminate the Demised Premises.

(b)	Indemnity. Tenant shall indemnify, protect, defend and hold Landlord (and its partners, joint venturers, shareholders, affiliates and property managers, and their respective officers, directors, employees and agents) and Landlord’s mortgagee(s) harmless from and against any claim, demand, investigation, proceeding, action, suit, judgment, award, fine, lien, loss, damage, expense, charge or cost of any kind or character and liability (including reasonable attorneys’ fees and court costs) arising out of, in connection with, or directly or indirectly arising out of the use, generation, manufacture, production, storage, treatment, release, disposal or transportation of Hazardous Materials by Tenant, or any successor, assignee or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under, about or from the Demised Premises, including, but not limited to, all foreseeable and unforeseeable costs, expenses and liabilities related to any testing, repair, cleanup, removal costs, detoxification or decontamination and the preparation and implementation of any closure, remedial action, site assessment costs or other required plans in connection therewith deemed required, necessary or advisable by Landlord or any governmental authority, and any foreseeable or unforeseeable consequential damages. Any defense of Landlord pursuant to the foregoing indemnity shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor Tenant’s strict compliance with all Hazardous Materials Laws shall excuse Tenant from Tenant’s indemnification obligations hereunder. The foregoing indemnity shall be in addition to and not a limitation of the other indemnification provisions of this Lease. Tenant’s obligations under this Section shall survive the termination or expiration of this Lease.

(c)	Waiver of Liability. Except to the extent of Landlord’s sole negligence and unless otherwise expressly provided by in this Lease, Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, damage to property sustained by Tenant, employees, agents or contractors, or any other person claiming through Tenant, resulting from any accident in or upon the Premises or the Shopping Center of which they shall be a part, including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; ~~(b) Landlord’s failure to keep the Premises in repair;~~ (b) injury done or occasioned by wind, water, or other act of God; (c) any defect in, or failure of, plumbing, heating, or air-condition equipment, electric wiring, or installation thereof, gas, water and steam pipes, stair, porches, railings, or walks; (d) broken glass; (e) the backing-up of any sewer pipe or downspout; (f) the bursting, leaking, or running of any tank, tub, sink, sprinkler system, water closet, water pipe, drain, or any other pipe or tank in, upon, or about the Premises; (g) the escape of steam or hot water; (h) water, snow, or ice being upon, or coming through the roof, skylights, doors, stairs, walks, or any other place upon, or near such Premises, or otherwise; (i) the falling of any fixtures, plaster, or stucco; (j) fire or other casualty; (k) any act, omission, or negligence of other tenants, or of other persons or occupants of an adjoining or contiguous buildings, or of adjacent or contiguous property. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any tenant or other occupant of the Premises, or by any owner or occupant of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to person or property resulting in whole or in part from the criminal activities of others. To the extent not covered by normal fire and extended coverage insurance, Tenant agrees to pay for all damage to the Premises caused by Tenant, or any of its employees, agents or contractors.

41.	Environmental Activities: All operations and activities of the Tenant on the property shall be within the authorized uses of the premises and conducted in full compliance with all federal, state or local laws and regulations concerning the protection of the environment and any hazardous or toxic substances, as those terms are defined within such laws and regulations. Tenant further covenants and agrees that any such hazardous or toxic substances introduced or generated on the premises will be generated, stored, treated, removed, utilized, and disposed of in accordance with all such laws and regulations.

Tenant shall and does hereby agree to indemnify, defend, and hold harmless the Landlord, its agents, and Landlord’s lender(s) holding liens on the Demised Premises against any loss, claim, damage, expense, or liability including, without limitation, required repairs, clean up, detoxification, removal, or liability to any third party resulting from Tenant’s use, storage, generation, manufacture, treatment, or handling of Hazardous Materials or other contaminants.

42.	Reciprocal Covenant on Notification of ADA Violations: Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the Property or of the Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Property or of the Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Property or the Premises.

43.	Estoppel Certificates: Tenant shall, from time to time upon ten days prior request by Landlord, execute, acknowledge and deliver to Landlord, or to a person designated by Landlord, a certificate of Tenant stating that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which Annual Rent, Additional Rent and other sums payable hereunder have been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer has knowledge. Landlord, at Landlord’s cost and expense, shall cause such certificate to be prepared for execution by Tenant. Any such certificate may be relied upon by any prospective mortgagee or purchaser of the Building. In the event that Tenant should fail to execute any such certificate required by this Article, within ten days of the Landlord request, Tenant hereby irrevocably constitutes Landlord as its Attorney in Fact to execute such certificate in Tenant’s name, place and stead, it being agreed that such power is one coupled with an interest.

44.	End of Term of Lease: Upon the expiration or sooner termination of this Lease, Tenant shall restore the Premises to their original condition as of the Commencement Date of this Lease, reasonable wear and tear excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. All damage caused by Tenant shall be repaired and the Premises restored such that on or before the last day of the Lease, the Premises shall be delivered up broom swept free of Tenant’s product, furniture and equipment in good and rentable condition with all restoration work completed, and any excess materials and construction equipment used in the restoration process removed from the Premises. Tenant’s obligation hereunder shall survive the expiration or sooner termination of the Lease.

45.	Captions: The captions in this Lease are for reference only and do not define the scope of this Lease or the intent of any term. All Section references in this lease shall, unless the context otherwise specifically requires, be deemed references to the Sections of this lease.

46.	Governing Law: This Lease shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

Additional Provisions: Insofar as the following provisions conflict with any other provisions of the Lease, the following shall control:

1.	Tenant agrees to include Wilson Kibler, Inc. and Landlord as additionally insured on the liability insurance and will provide Landlord with a of the Certificate of Insurance prior to taking possession of the premises.

2.	Prior to delivery of space, Tenant will provide a check for the security deposit in the amount of $1,458.33. The Landlord requires the security deposit, rental payments and any additional rental payments and/or late fees to be made payable monthly by Automatic Draft/ACH/Electronic Payments.

3.	Advance Rent: Upon execution of the Lease, Tenant will provide Landlord with a check for $1,458.33 for January of 2023.

4.	Landlord shall provide Tenant with proportionate share of parking spaces available at the building, not less than that required by applicable codes, at no extra charge.

5.	Landlord will deliver the premises with the HVAC, Plumbing, and Electrical in good working order and in broom clean condition.

6.	This Lease may not be changed or terminated, in whole or in part, except in a writing signed by Landlord and Tenant.

7.	There shall be no presumption against Landlord because Landlord drafted this Lease or for any other reason.

8.	If Tenant is comprised of two or more persons/entities, the liability of those persons under this Lease shall be joint and several.

[Signatures on following page]

In Witness Whereof, the parties hereto have caused these presents to be executed the day and year first above written.

LANDLORD: GREENLEAF INVESTMENT PARTNERS L091, LLC

s/ Mark Buchanan

By:	Mark Buchanan, Auth. Sig.

TENANT: ELAUWIT CONNECTION, INC.

s/ Taylor Jones

By:	Taylor Jones, President

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